Exhibit 99.1

                            INGEN TECHNOLOGIES, INC.

                              DIRECTORS' RESOLUTION

                                     2007.3

     BE IT KNOWN THAT, on the 13th day of February, 2007, at a duly constituted special meeting of the Directors of Ingen Technologies, Inc., the following resolution was voted and approved upon motion duly made and seconded.

     The Board approves the Company's issuance of 750,000 restricted Company common shares in exchange for the immediate cancellation of all outstanding Company stock options of Richard Weed (as designee for Weed & Co. LLP); as contained in the letter agreement between the company and Mr. Weed, attached hereto as Exhibit "A." The option certificate containing the cancelled stock options is also attached hereto as Exhibit "B." Exhibits "A" and "B" have been signed by all concerned.

     The company's transfer agent is hereby instructed to complete the stock certificate.


                           CERTIFICATION BY SECRETARY

     I am the Secretary of Ingen Technologies, Inc. I hereby certify that the foregoing is a true and correct copy of the Resolution adopted by the Board of Directors of Ingen Technologies, Inc. on February 13, 2007 in accordance with the provisions of our Bylaws.

     IN WITNESS WHEREOF, I have this 13th day of February, 2007 subscribed my name as Secretary of Ingen Technologies, Inc. and have caused the corporate seal to be affixed hereto (if such a seal exists).


________________________________________
Secretary of Corporation

                            WAIVER OF NOTICE (2007.3)

     The undersigned Directors of Ingen Technologies, Inc. hereby waive notice of the special Directors' meeting held on February 13, 2007. We consent to all actions taken in the meeting. Faxed and electronic signatures are as valid as original signatures hereupon, and may be signed in counterparts.


_______________________________             ______________________________
Scott R. Sand                               Curt Miedema

_______________________________             ______________________________
Chris Wirth                                 Yong Sin Khoo

_______________________________             ______________________________
Stephen O'Hara                              John Finazzo

                          EXHIBITS TO RESOLUTION 2007.3

--------------------------------------------------------------------------------

                                   EXHBIT "A"

                                February 8, 2007

Mr. Scott R. Sand
C.E.O.
Ingen Technologies, Inc.
35193 Avenue "A". Suite C
Yucaipa, CA 92399

Tel. 800-259-9622
Tel. 909-675-3266
Fax 800-777-1186

     RE: Ingen Technologies, Inc., a Georgia corporation

Dear Mr. Sand:

The purpose of this letter agreement is to memorialize the exchange and surrender of certain stock options granted by Ingen Technologies, Inc., a Georgia corporation, ("IGTG") to Richard O. Weed ("Weed"), as designee for Weed & Co. LLP, under written fee agreements dated August 6, 2004 and January 18, 2006.

Recently, IGTG filed a Form 8-K disclosing stock options held by various parties, including Weed. In response to IGTG's analysis of various business considerations, including the accounting treatment, IGTG has proposed to Weed the exchange and surrender of all stock options for newly issued shares of common stock.

IGTG agrees to issue and deliver 750,000 shares of IGTG's common stock to Weed as consideration for the cancellation of all stock options. Weed agrees to accept delivery of 750,000 shares of IGTG's common stock as consideration for the cancellation of all stock options.

If the foregoing accurately reflects the agreement concerning the stock options, please sign and return a duplicate copy of this letter by facsimile. Thank you in advance for your prompt attention to this matter.

                                                     Very truly yours,


                                                     Richard O. Weed
                                                     Managing Partner

Approved and Agreed
Ingen Technologies, Inc.


By: /s/ Scott R. Sand
    -----------------
Name: Scott R. Sand
Title: CEO
Date: February __, 2007

                                   EXHIBIT "B"


                            INGEN TECHNOLOGIES, INC.

              NON-QUALIFIED STOCK OPTION CERTIFICATE - RICHARD WEED

     This Non-Qualified Stock Option Certificate (the "Certificate") is issued and delivered to memorialize the terms of various option grants by and between Ingen Technologies, Inc., a Georgia corporation (the "Corporation") and Richard Weed, as designee for Weed & Co. LLP ("Optionee").

     WHEREAS, the Corporation entered a fee agreement with Weed & Co. LLP dated August 6, 2004 and amended the fee agreement by letter agreement dated January 18, 2006.

     NOW, THEREFORE, based upon the agreements between the Corporation and Optionee, the Optionee holds the following stock options:

     (i) an option to purchase 1,000,000 shares of common stock at $.10 per share expiring August 6, 2009 (Granted under the August 6, 2004 fee agreement and priced on August 6, 2004);

     (ii) an option to purchase 1,000,000 shares of common stock at $.027875 per share expiring February 6, 2010 (Granted under the August 6, 2004 fee agreement and priced February 6, 2005);

     (iii) an option to purchase 100,000 shares of common stock at $.25 per share expiring December 31, 2011 (Granted under the letter agreement dated January 18, 2006 and priced January 18, 2006);

     (iv) an option to purchase 100,000 shares of common stock at $.09 per share expiring December 31, 2011 (Granted under the letter agreement dated January 18, 2006 and priced July 18, 2006);

     (v) an option to purchase 100,000 shares of common stock at $.06 per share expiring January 18, 2007 (Granted under the letter agreement dated January 18, 2006 and priced January 18, 2007);

     Further, every six months that this agreement remains in effect, the Corporation shall grant to Richard O. Weed an option to purchase an additional 100,000 shares of the Corporation's common stock at a price equal to 125% of the average closing bid price for the 10 days immediately prior to the date of the grant.

     All stock options are non-transferable and will expire unless exercised on or before December 31, 2011 or 5 years from the date of the grant, whichever is later. The Corporation has agreed to promptly register the shares of common stock underlying the stock options at its own expense.

     The stock options will not be subject to dilution (i.e. no adjustment to the number of shares or the exercise price) based upon any reverse split of the Corporation's common stock.

     The stock options shall be exercisable in whole or in part with a promissory note of less than 45 days duration or upon common "cashless exercise" terms.

     Lastly, on February 16, 2006, the Optionee exercised on a cashless exercise basis an option previously granted by the Corporation to purchase 1,000,000 shares at $.0103125 per share based upon the closing price of $.27 per share. The net effect was the issuance of 961,805 shares to Optionee.

     IN WITNESS WHEREOF, the duly authorized officer of the Corporation identified below and Optionee have executed this Certificate as of the date first written above.


                                       INGEN TECHNOLOGIES, INC.


                                       By: /s/ Scott R. Sand
                                           -------------------------------------
                                           Scott R. Sand     (CEO & Chairman)

AGREED TO AND ACKNOWLEDGED
BY OPTIONEE:


------------------------------
Richard Weed